Exhibit 10.2

FORM OF AMENDMENT AGREEMENT

This Amendment Agreement as of November 7, 2024 (the “Agreement”) is by and between is by and between TruGolf Holdings, Inc., a Delaware corporation (the “Company”), and the undersigned Buyers (as defined below) identified on the signature pages hereto. Capitalized terms not defined herein shall have the meanings assigned to them in that certain Waiver and Amendment Agreement dated as of August 13, 2024 between the Company and Buyers (the “Waiver Agreement”).

WITNESSETH:

WHEREAS, the parties have agreed to amend the Waiver Agreement pursuant to this Agreement; and

WHEREAS, the Waiver Agreement provides that the Required Holders (as defined in the SPA) have the right to amend the Waiver Agreement.

NOW, THEREFORE, in consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.	Amendment of the Waiver Agreement. The Company and the Buyers representing the Required Holders hereby agree effective as of the date of the Waiver Agreement: (i) that the date “September 3, 2024” in Sections 3 and 6 of the Waiver Agreement is amended and restated to be “October 3, 2024”; and (ii) that the date “August 14, 2024” in Sections 2, 3 and 6 of the Waiver Agreement is amended and restated to be “August 21, 2024.”

2.	Registration Delay Payments. For an avoidance of doubt, any Registration Delay Payments due under the Section 2(e) of the Registration Rights Agreement due as a result of the Company’s failure to have the Registration Statement declared effective by the Effectiveness Deadline shall not be waived and shall remain enforceable. All outstanding Registration Delay Payments, as of the date hereof, shall be paid on or about the date of this Agreement.

3.	New Waivers. The Buyers representing the Required Holders hereby waive any breach of the representations and warranties set forth in the SPA and the covenants set forth in the SPA, and hereby waive any Events of Default that may have occurred or will occur solely as a result of the Company’s failure to comply with the continued listing requirements of the Nasdaq Stock Market due to: (i) the Company’s failure to meet the stockholders’ equity requirement for continued listing, provided that the foregoing waiver shall expire on January 15, 2025; (ii) the Company’s failure to meet the market value of publicly held shares requirement for continued listing, provided that the foregoing waiver shall expire on January 15, 2025, and/or (iii) the Company’s failure to meet the minimum bid price requirement for continued listing, provided that the foregoing waiver shall expire on January 15, 2025; provided further that to the extent the Company is in compliance with all other Nasdaq Stock Market listing requirements and has filed a preliminary proxy statement to hold a special meeting to vote on a reverse stock split to remedy the bid price failure, the waiver shall be extended to March 15, 2025 .

4.	Purchase of Additional Notes. Solely with respect to the Buyers that indicated on the signature page of the Waiver Agreement their agreement in purchasing Additional Notes, such Buyers hereby waive the following Equity Conditions set forth in the SPA and by execution of this Agreement such Buyers subscribe for such Additional Notes in the amount set forth opposite their name so indicated on the signature page hereto, subject to compliance with the remaining Equity Conditions (as modified in the Waiver Agreement): (a) The Buyers waive compliance subsection (ii) of the Equity Conditions solely with respect to the Nasdaq Stock Market continued listing deficiencies described in Section 3 above.

5.	Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Buyers with respect to the matters covered hereby and supersedes all previous written, oral or implied understandings among them with respect to such matters. The terms set forth in this Agreement may not be amended without the prior written consent of the Company and Required Holders. This Agreement is intended for the benefit of the parties hereto and their respective successors and assigns and is not for the benefit of, nor may any provisions hereof be enforced by, any other person or entity.

6.	Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware without regard to the choice of law principles thereof.

7.	Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first stated above.

TruGolf Holdings, Inc.

By:
Name:
Title:

BUYER

By:
Name:
Title: